Exhibit 4.3

GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P.

6011 Connection Drive

Irving, Texas 75039

May 31, 2017

Meridian Waste Solutions, Inc.

Here to Serve – Missouri Waste Division, LLC

Here to Serve – Georgia Waste Division, LLC

Meridian Land Company, LLC

Meridian Waste Operations, Inc.

Christian Disposal, LLC

FWCD, LLC

The CFS Group, LLC

The CFS Group Disposal & Recycling, LLC

RWG5, LLC

Meridian Waste Missouri, LLC

Meridian Innovations, LLC

12540 Broadwell Road

Suite 1203

Milton, GA 30004

Attention: Jeff Cosman

Extension Letter

Ladies and Gentlemen:

We refer to that certain Amended and Restated Credit and Guaranty Agreement, dated as of February 15, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Meridian Waste Solutions, Inc., the other Credit Parties party thereto, the lenders from time to time party thereto and Goldman Sachs Specialty Lending Group, L.P., as administrative agent (in such capacity, “Administrative Agent”). Capitalized terms defined in the Credit Agreement are used herein as defined therein.

Extension

As of May 31, 2017, at your request, the Administrative Agent and Lenders hereby agree that each reference to “May 31, 2017” set forth in paragraphs 1 and 2 of Section C of that certain First Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of April 28, 2017, by and among the Administrative Agent, Holdings and the Companies, shall be changed from “May 31, 2017” to “June 9, 2017.”

Except as expressly provided herein, the Credit Agreement and the other Credit Documents shall continue in full force and effect, this extension letter shall not be deemed to be a waiver or amendment of, or a consent to departure from, any other provision of the Credit Agreement or any other Credit Document. Without limiting the foregoing, the Administrative Agent and Lenders expressly reserve all of their rights, powers, privileges and remedies under the Credit Agreement, the other Credit Documents and applicable law. This letter is a Credit Document. This letter agreement shall be governed by, and construed in accordance with the internal laws of the State of New York. This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts; each counterpart so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

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Extension Letter (May 2017)

Very truly yours,

GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P.,
as Administrative Agent

By:	/s/ Stephen W. Hipp
Name:	Stephen W. Hipp
Title:	Senior Vice President

GOLDMAN SACHS SPECIALTY LENDING HOLDINGS, INC.,
as Lender

By:	/s/ Stephen W. Hipp
Name:	Stephen W. Hipp
Title:	Senior Vice President

Extension Letter (May 2017)

Acknowledged and agreed:

HERE TO SERVE – MISSOURI WASTE DIVISION, LLC

By:	/s/ Jeffrey Cosman
Name:	Jeffrey Cosman
Title:	Manager

MERIDIAN WASTE SOLUTIONS, INC.

By:	/s/ Jeffrey Cosman
Name:	Jeffrey Cosman
Title:	Chief Executive Officer

HERE TO SERVE – GEORGIA WASTE DIVISION, LLC

By:	/s/ Jeffrey Cosman
Name:	Jeffrey Cosman
Title:	Manager

MERIDIAN WASTE OPERATIONS, INC.

By:	/s/ Jeffrey Cosman
Name:	Jeffrey Cosman
Title:	Chief Executive Officer

MERIDIAN LAND COMPANY, LLC

By:	/s/ Jeffrey Cosman
Name:	Jeffrey Cosman
Title:	Manager

CHRISTIAN DISPOSAL, LLC

By:	/s/ Jeffrey Cosman
Name:	Jeffrey Cosman
Title:	Manager

FWCD, LLC

By:	/s/ Jeffrey Cosman
Name:	Jeffrey Cosman
Title:	Manager

Extension Letter (May 2017)

THE CFS GROUP, LLC

By:	/s/ Jeffrey Cosman
Name:	Jeffrey Cosman
Title:	Manager

THE CFS GROUP DISPOSAL & RECYCLING SERVICES, LLC

By:	/s/ Jeffrey Cosman
Name:	Jeffrey Cosman
Title:	Manager

RWG5, LLC

By:	/s/ Jeffrey Cosman
Name:	Jeffrey Cosman
Title:	Manager

MERIDIAN WASTE MISSOURI, LLC

By:	/s/ Jeffrey Cosman
Name:	Jeffrey Cosman
Title:	Manager

MERIDIAN INNOVATIONS, LLC

By:	/s/ Jeffrey Cosman
Name:	Jeffrey Cosman
Title:	Manager

Extension Letter (May 2017)